Exhibit 99.1

Silver Horn Mining Ltd. Appoints Daniel Bleak as Chairman and CEO

Apache Junction, Arizona, May 3, 2011 -- Silver Horn Mining Ltd. (OTCBB:SILV) announced today that the Company’s Board of Directors has appointed Daniel Bleak as Chairman and Chief Executive Officer. Silver Horn intends to focus its efforts on mining and resources, principally silver exploration and production.

Daniel Bleak has over 30 years of experience in mineral exploration and development and has managed a broad range of exploration projects throughout North America, has discovered several producing mineral deposits, and developed decorative rock and industrial materials businesses in the southwestern U.S.

Mr. Bleak has served on the board of directors and as an officer of a number of mining, mineral exploration, and real estate companies. He has served as a director of American Energy Fields, Inc. (OTCBB:AEFI) since November 2010, as a director of Southwest Exploration, Inc. since 2009, as President and director of Pinal Realty Investments, Inc. since 2006, as President and a director of NPX Metals, Inc., a resource acquisition company, since 2006. He has also served as President and sole director of Can-Am since 2009 and as President and director of Black Mountain Mining Company since 2000. Upon effectiveness of Mr. Bleak’s appointment, the prior sole officer and director of the Company resigned from his positions.

Commenting on his appointment, new Chairman and CEO Daniel Bleak commented, “I am very proud to be appointed CEO of Silver Horn. This is an extremely exciting time for silver exploration and production, given that it is at all-time highs. With our recent acquisition combined with my experience and strategic vision for the Company, I see tremendous potential for success moving forward.”

About Silver Horn Mining Ltd.

Silver Horn Mining Ltd. is a mining and natural resource exploration company primarily focused on silver exploration and production. The Company has recently acquired a quitclaim deed that conveyed all of the rights, title and interest in 36 unpatented lode-mining claims located in Yavapai County, Arizona and intends to pursue additional mining claims.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to intentions, predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "anticipates" or "does not anticipate," "plans," "estimates" or "intends," or stating that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements contained in this news release and in any document referred to in this news release.

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